AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 2004

REGISTRATION NO. 333-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

______________

ORTHODONTIC CENTERS OF AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	72-1278948 (IRS Employer Identification No.)

3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002
(Address of Principal Executive Offices)

______________

Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as Amended and Restated
(Full Title of the Plan)

______________

Bartholomew F. Palmisano, Sr.
Chairman of the Board, President and Chief Executive Officer
Orthodontic Centers of America, Inc.
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002
(Name and Address of Agent For Service)

(504) 834-4392
(Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Donald R. Moody, Esq.
Waller Lansden Dortch & Davis,
A Professional Limited Liability Company
511 Union Street, Suite 2100
Nashville, Tennessee 37219-1760
(615) 244-6380

______________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
	Amount To Be	Maximum Offering Price	Maximum Aggregate	Registration
Title Of Each Class Of Securities To Be Registered	Registered (1)	Per Unit (2)	Offering Price (2)	Fee

Common Stock of Orthodontic Centers of America, Inc., par value $.01 per share	1,000,000	$7.89	$7,890,000	$1,000

(1)	This registration statement relates to the registration of additional securities under the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as amended and restated (the “1994 Plan”). Under the original registration statement (Registration No. 333-2792) relating to the 1994 Plan, the registrant registered 3,400,000 shares of common stock, as adjusted pursuant to Rule 416(a) under the Securities Act of 1933 by a two-for-one stock split effected in the form of a 100% stock dividend as of September 5, 1996, for which the registration fee was previously paid in full. Pursuant to an amendment to the 1994 Plan effective as of May 22, 2003, the Registrant is authorized to issue up to an additional 1,000,000 shares for a total of 4,400,000 shares.

(2)	Estimated pursuant to Rule 457(h) solely for purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported on January 30, 2004, as reported on the New York Stock Exchange.

EXPLANATORY NOTE
REOFFER PROSPECTUS

SUMMARY
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION
ORTHODONTIC CENTERS OF AMERICA
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
LEGAL MATTERS
EXPERTS
PART I. INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5.1 OPINION OF WALLER LANSDEN DORTCH & DAVIS
EX-23.1 CONSENT OF ERNST & YOUNG LLP

EXPLANATORY NOTE

      The purpose of this registration statement on Form S-8 is to register an additional 1,000,000 shares of our common stock which may be awarded or issued upon exercise of the underlying options awarded under the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as amended and restated (the “Plan”). A total of 4,400,000 shares of our common stock will be registered under the Plan upon the effectiveness of this registration statement. The registration statement on Form S-8 (Registration No. 333-2792), dated March 27, 1996, registered the initial 3,400,000 shares of our common stock issued or to be issued under the Plan as adjusted pursuant to Rule 416(a) under the Securities Act of 1933 to reflect a two-for-one stock split effected in the form of a 100% stock dividend as of September 5, 1996.

REOFFER PROSPECTUS

4,400,000 Shares

Common Stock
_______________________________________________

      This prospectus has been prepared for use by directors, officers, employees, consultants and advisors of Orthodontic Centers of America, Inc. or its subsidiaries, in connection with the resale of up to an aggregate of 4,400,000 shares of our common stock, which have been or may be issued under the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as amended and restated. This plan was originally established in October 1994, was amended and restated in April 2002 and further amended effective May 22, 2003. These shares of our common stock may be offered and sold from time to time by the selling stockholders listed in a supplement to this prospectus, or their transferees, pledgees, donees, assignees or successors.

      This prospectus may only be used if a supplement is attached which contains the names of the selling stockholders and the amount of shares of our common stock to be reoffered by them.

      We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses incurred in connection with the registration of the shares being offered by the selling stockholders, except that the selling stockholders shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholders, transfer taxes and related charges in connection with the offer and sale of these shares.

      We are the leading provider of business services to orthodontic and pediatric dental practices. Our common stock is listed on the New York Stock Exchange under the ticker symbol “OCA.”

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2004.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in the prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or a solicitation of an offer to purchase any securities other than shares of our common stock to which it relates or an offer to any person in any jurisdiction where such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such an offer. The information in this prospectus is current as of the date on the cover.

SUMMARY

      This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision. References to “we,” “our,” “us” or “OCA” refer to Orthodontic Centers of America, Inc. and its subsidiaries.

Orthodontic Centers of America, Inc.

      Founded in 1985, we are the leading provider of business services to orthodontic and pediatric dental practices. We believe our services have resulted in significant increases in productivity and profitability for our affiliated practices.

      At September 30, 2003, we provided business services to 363 affiliated practices located throughout the United States and parts of Japan, Mexico, Spain and Puerto Rico. “Affiliated practices” are orthodontists or pediatric dentists and/or their professional corporations or other entities that are parties to service, consulting or similar long-term agreements with us or our subsidiaries. These amounts exclude 53 affiliated orthodontists and pediatric dentists that are engaged in litigation with OCA and which we had ceased to record fee revenue as of September 30, 2003.

      During the nine months ended September 30, 2003, our affiliated practices initiated treatment of approximately 161,000 patients, representing initial new patient contract balances of approximately $527.9 million for the nine months ended September 30, 2003. At September 30, 2003, our affiliated practitioners were treating a total of approximately 490,000 patients.

      Our corporate headquarters is located at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002, telephone number (504) 834-4392. We were incorporated in Delaware in 1994.

Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as Amended and Restated

      The issuance of shares of our common stock upon exercise of options granted under the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as amended and restated, have been registered under the Securities Act of 1933 by registration statements on Form S-8. Holders of the shares who may be considered our “affiliates” within the meaning of the Securities Act of 1933, or their transferees, pledgees, donees, assignees or successors, may reoffer these shares from time to time under this prospectus and any supplement to this prospectus. These reoffers may occur in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the common stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

      This prospectus contains some forward-looking statements about our financial condition, results of operations and business. These statements appear in several sections of this prospectus and generally include any of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “would,” “could,” “should,” “will,” “plan” or similar expressions. These forward-looking statements include, without limitation, statements regarding affiliations with pediatric dentists, sales of our common stock and receipt of proceeds therefrom.

      Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, many of which are unpredictable and not within our control. Our future results and stockholder values may differ materially from those expressed in these forward-looking statements because of a variety of risks and uncertainties, including:

•	existing and future regulations affecting our business;

•	general economic and business conditions;

•	adverse outcomes in pending litigation;

•	inability to successfully execute our growth and operating strategies; and

•	other risk factors described under “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2002.

      We do not intend to update these forward-looking statements after the date of this prospectus, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, we claim the protection of the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

ORTHODONTIC CENTERS OF AMERICA

OVERVIEW

      We are the leading provider of business services to orthodontic and pediatric dental practices. Since 1985, we have executed a retail-oriented approach to developing orthodontic practices and, since 2001, pediatric dental practices, which we believe has resulted in significant increases in productivity and profitability for our affiliated orthodontists and pediatric dentists.

      At September 30, 2003, we provided business services to 363 affiliated practices located throughout the United States and parts of Japan, Mexico, Spain and Puerto Rico. “Affiliated practices” are orthodontists or pediatric dentists and/or their professional corporations or other entities that are parties to service, consulting or similar long-term agreements with us or our subsidiaries. These amounts exclude 53 orthodontists and pediatric dentists that were involved in litigation with OCA and for which we had ceased to record fee revenue as of September 30, 2003.

      During the nine months ended September 30, 2003, our affiliated practices initiated treatment of approximately 161,000 patients, representing initial new patient contract balances of approximately $527.9 million for the nine months ended September 30, 2003. At September 20, 2003, our affiliated practitioners were treating a total of approximately 490,000 patients.

OUR BUSINESS

      We provide our affiliated practices with business, operational and marketing expertise that enables them to realize significantly greater productivity, practice revenue and patient volume, while maintaining high quality orthodontic and pediatric dental care. Our services include:

•	integrating proprietary, user-friendly management information systems to provide timely information and to enhance operational and accounting controls;

•	implementing proprietary operating systems and innovative office designs to increase productivity;

•	developing and implementing marketing plans using television, radio and print advertising and internal marketing programs to increase patient volume; and

•	combining proprietary online ordering systems and purchasing power to reduce orthodontic and pediatric dental supply costs.

OUR OPERATING STRATEGY

      We believe we add value to our affiliated practices by providing superior and innovative services that are designed to enhance productivity and increase profitability. Key elements of our operating strategy include:

•	emphasizing high quality patient care;

•	stimulating demand for orthodontic services through marketing and advertising;

•	increasing market penetration with competitive patient fees and convenient payment plans;

•	achieving operating efficiencies through proprietary operating systems and innovative office designs; and

•	providing superior service through information technology.

OUR GROWTH STRATEGY

      Our growth strategy focuses primarily on enabling our affiliated practices to grow and enhance their productivity, and also on affiliating with additional orthodontic and pediatric dental practices in the United States and abroad. Key elements of our growth strategy include:

•	enhancing the productivity and increasing the profitability of existing practices through increased patient treatment intervals and the use of general dentists as assistants;

•	affiliating with additional orthodontic and pediatric dental practices; and

•	continuing to expand in Japan, Mexico, Spain, Puerto Rico and other international markets.

OUR AFFILIATED ORTHODONTIC AND PEDIATRIC DENTAL PRACTICES

      As of September 30, 2003, we provided business services to 335 orthodontic practices located throughout the United States and parts of Japan, Mexico, Spain and Puerto Rico. We believe our services have resulted in significant increases in productivity and profitability for our affiliated practices.

      We develop and implement marketing and advertising plans for our affiliated practices, using television, radio and print advertising and internal marketing promotions. We believe that our marketing and advertising strategy has allowed our affiliated orthodontists to generate significantly greater patient volume than traditional orthodontists.

      Our operating systems and office designs, along with the efficient use of an average of five orthodontic assistants per orthodontic center, have enabled our affiliated orthodontists to treat more patients per day as compared to traditional orthodontists. Our innovative office designs permit an affiliated orthodontist to treat patients without moving from room to room. Our proprietary patient scheduling system groups appointments by the type of procedure and dedicates certain days exclusively to new patients.

      As of September 30, 2003, we provided business services to 28 pediatric dental practices located throughout the United States. We view pediatric dentistry as complementary to orthodontics because pediatric dental practices are typically a significant referral source for new orthodontic patients. In addition, pediatric dentists can promote efficient use of facilities by operating in orthodontic centers on days that the centers are not being used for affiliated orthodontic practices and would otherwise be closed. We intend to affiliate with additional pediatric dentists in the future.

USE OF PROCEEDS

      We will not receive any proceeds from the resale by the selling stockholders of any shares of our common stock under this prospectus.

SELLING STOCKHOLDERS

      The issuance of shares of our common stock upon exercise of options granted under the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as amended and restated, have been registered under the Securities Act of 1933 by registration statements on Form S-8. This prospectus is to be used in connection with any resales of our common stock acquired upon the exercise of such options after the exercise date by persons who may be considered our “affiliates” within the meaning of the Securities Act of 1933.

      At the date of this prospectus, we do not know the names of persons who intend to resell shares of our common stock under this plan. The selling stockholders will be either our directors, officers, employees, consultants and/or advisors, who may be considered our “affiliates” within the meaning of the Securities Act of 1933 who have been, or may be, granted shares of common stock under this plan during the period in which they serve, or their transferees, pledgees, donees, assignees or successors. We will supplement the prospectus with the names of the selling stockholders and the number of shares of our common stock to be reoffered by them as that information becomes known.

PLAN OF DISTRIBUTION

      The shares may be offered by the selling stockholders from time to time in transactions through the New York Stock Exchange, in negotiated transactions, through the writing of options on the shares or a combination of these methods of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell some or all of their shares of common stock from time to time to purchasers directly or through underwriters, broker-dealers or agents. If the selling stockholders sell shares through underwriters, broker-dealers or agents, the selling stockholders will be responsible for the underwriters’, broker-dealers’ or agents’ commissions, discounts or concessions. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

      We have agreed to pay all expenses incurred in connection with the registration of the shares of our common stock offered under this prospectus, except that the selling stockholders shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholders, transfer taxes and related charges in connection with the offer and sale of these shares.

      The selling stockholders and any broker-dealers or agents that participate in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. As a result, any profit on the selling stockholders’ sale of shares and any commissions, discounts or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The shares of common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options or other derivative contracts, whether such options are listed on an options exchange or otherwise.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

      In connection with sales of the shares, the selling stockholders may enter into transactions with broker-dealers. After the date of effectiveness of this registration statement, these broker-dealers may in turn engage in short sales of the common stock in the course of those transactions. After the date of effectiveness of this registration statement, the selling stockholders may also sell the common stock short and deliver shares of common stock to close out short positions, or loan or pledge the common stock to broker-dealers that in turn may sell the common stock. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

      The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them hereby will be the purchase price of the shares less commissions, discounts or concessions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents.

      The selling stockholders and any other person participating in the distribution of the shares will be subject to the Securities Exchange Act of 1934 and the rules and regulations thereunder. These rules and regulations may limit the timing of purchases and sales of any of the shares by the selling stockholders and any such other person. In particular, Regulation M may restrict the ability of the selling stockholders and any other person participating in the distribution of the shares to engage in market-making activities with respect to the shares of common stock. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the common stock.

      We cannot assure you that the selling stockholders will sell any or all of their shares of common stock through this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 may be sold under Rule 144 or Rule 144A rather than through this prospectus.

      To the extent required, the common stock to be sold, the respective purchase prices and public offering prices, the names of any underwriter, dealer or agent and any applicable commissions, discounts or concessions with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s following public reference facilities:

Public Reference Room	New York Regional Office	Chicago Regional Office
Room 1024	Woolworth Center	Citicorp Center
450 Fifth Street, N.W	233 Broadway	Suite 1400
Washington, D.C. 20549	New York, New York 10279	500 West Madison Street
Chicago, Illinois 60661-2511

      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement on Form S-8 that we filed under the Securities Act of 1933. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

      Additional information may be found on our Internet website, which is www.4braces.com. Our Internet website and the information contained in or connected to that website are not intended to be incorporated into this prospectus.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means:

•	Incorporated documents are considered part of this prospectus;

•	We can disclose important information to you by referring you to those documents; and

•	Information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated, and any statement that is so updated or superseded will not be deemed a part of this prospectus.

      We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the year ended December 31, 2002;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2003;

•	Quarterly Report on Form 10-Q for the three months ended June 30, 2003;

•	Quarterly Report on Form 10-Q for the three months ended September 30, 2003;

•	Annual Report on Form 11-K for the year ended December 31, 2002; and

•	The section entitled “Description of Common Stock” in our registration statement on Form 8-A filed on October 7, 1997.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of the initial filing of the registration statement and prior to the time we sell all of the shares of our common stock offered by this prospectus:

•	Reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 9 or Item 12 of Form 8-K; and

•	Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting.

      You can obtain any of the filings incorporated by reference in this document through us, or from the SEC through the SEC’s web site or at the addresses listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Orthodontic Centers of America, Inc.
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002
Attention: Investor Relations
Telephone: (504) 834-4392

      You should rely only on the information contained in or incorporated by reference in this prospectus in considering whether or not to purchase shares of our common stock in this offering. We have not authorized anyone to provide you with information that is different from the information in this prospectus. You should not assume that the information contained in this document is accurate as of any date other than the date of this prospectus.

LEGAL MATTERS

      Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to us, has passed on certain legal matters with respect to the validity of the shares of our common stock offered under this prospectus.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule appearing in Orthodontic Centers of America, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART I

INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants of the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as amended and restated, as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference in this registration statement, except as noted, the contents of the Registrant’s earlier registration statement on Form S-8 (Registration No. 333-2792) filed on March 27, 1996.

Item 8.	Exhibits.

Exhibit
Number	Description of Exhibits

4.1	Specimen Stock Certificate (1)

5.1	Opinion of Waller Lansden Dortch & Davis, PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on page II-2)

99.1	Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as Amended and Restated (2)

99.2	Amendment No. 1 to the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as Amended and Restated (3)

(1)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (Registration Statement No. 33-85326), and incorporated by reference in this registration statement.

(2)	Filed as an exhibit to the Registrant’s annual report on Form 10-K for the year ended December 31, 2002 (file number 001-13457), and incorporated by reference in this registration statement.

(3)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 (file number 001-13457), and incorporated by reference in this registration statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on January 30, 2004.

ORTHODONTIC CENTERS OF AMERICA, INC

By:	/s/ Bartholomew F. Palmisano, Sr. Bartholomew F. Palmisano, Sr. Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bartholomew F. Palmisano, Sr. and David E. Verret, and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement related to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Bartholomew F. Palmisano, Sr. Bartholomew F. Palmisano, Sr.	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	January 30, 2004

/s/ David E. Verret David E. Verret	Senior Vice President of Finance (principal financial and accounting officer)	January 30, 2004

/s/ Dr. Dennis J.L. Buchman Dr. Dennis J.L. Buchman	Executive Vice President, Director	January 30, 2004

/s/ Dr. Hector M. Bush Dr. Hector M. Bush	Director	January 30, 2004

/s/ Dr. Jack P. Devereux, Jr. Dr. Jack P. Devereux, Jr.	Director	January 30, 2004

SIGNATURE	TITLE	DATE

/s/ Ashton J. Ryan, Jr. Ashton J. Ryan, Jr.	Director	January 26, 2004

/s/ Dr. John J. Sheridan Dr. John J. Sheridan	Director	January 27, 2004

/s/ W. Dennis Summers W. Dennis Summers	Director	January 30, 2004

/s/ David W. Vignes David W. Vignes	Director	January 27, 2004

/s/ Edward J. Walters, Jr. Edward J. Walters, Jr.	Director	January 26, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

4.1	Specimen Stock Certificate (1)

5.1	Opinion of Waller Lansden Dortch & Davis, PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on page II-2)

99.1	Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as Amended and Restated (2)

99.2	Amendment No. 1 to the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as Amended and Restated (3)

(1)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (Registration Statement No. 33-85326), and incorporated by reference in this registration statement.

(2)	Filed as an exhibit to the Registrant’s annual report on Form 10-K for the year ended December 31, 2002 (file number 001-13457), and incorporated by reference in this registration statement.

(3)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 (file number 001-13457), and incorporated by reference in this registration statement.